UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 20, 2006
                        (Date of Earliest Event Reported)

                                [GRAPHIC OMITTED]

                      INTEGRATED ALARM SERVICES GROUP, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                       000-50343              42-1578199
(State or other jurisdiction)     (Commission file number)    (I.R.S. employer
      of incorporation)                                      identification no.)

         One Capital Center, 99 Pine Street 3rd Floor, Albany, NY 12207
               (Address of principal executive offices) (Zip Code)

                                 (518) 426-1515
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))



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Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
              Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Integrated Alarm Services Group, Inc. (the "Company") entered into an agreement with Charles T. May, the acting President and Chief Executive Officer of the Company. The agreement will become effective upon the closing dates of certain transactions (the "Closing Date") contemplated by the merger agreement entered into on December 20, 2006 between Protection One, Inc. ("P1"), the Company, and Tara Acquisition Corp. (the "Merger Agreement") pursuant to which the Company will be merged with Tara and become a wholly-owned subsidiary of P1. The material terms of the Merger Agreement are described in the Company's Current Report on Form 8-K filed December 21, 2006. In the event that the transactions set forth in the Merger Agreement are not consummated, the employment agreement with Mr. May will be void and without force or effect.

Once effective, under the agreement Mr. May will remain employed by the Company for a period of three months following the Closing Date, at a salary of $35,000 per month. In addition, within 30 days after the end of the three-month period, the Company will pay to Mr. May a bonus of $105,000. During the three-month period, the Company may terminate Mr. May's employment for cause. For purposes of the agreement, "cause" generally means Mr. May's failure to perform his duties under the agreement or to follow reasonable directions, fraud, embezzlement, misappropriation or willful misconduct, activities having a significant adverse effect on the Company, or Mr. May's habitual use of alcohol, drugs or other controlled substances that interferes with the performance of this duties under the agreement.

Under the agreement, Mr. May will continue to perform the functions he performed for the Company prior to the Closing Date, and such other duties as are reasonably requested by the Company in good faith. However, Mr. May will not be required to work more than two days per week.

Once effective, the agreement will supersede all prior agreements between the Company and Mr. May.

The foregoing description of the material terms of the agreement between Mr. May and the Company is qualified by reference to the agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.



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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           INTEGRATED ALARM SERVICES GROUP, INC.
                                           (Registrant)



                                     By:   /s/ Michael T. Moscinski
                                           -----------------------------
                                           Michael T. Moscinski
                                           Chief Financial Officer

Dated:  December 26, 2006



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                                Index to Exhibits

Exhibit No.       Description

99.1 Transitional Service Agreement dated December 20, 2006 between the Company and Charles T. May